AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.   Name of Portfolio AXP Partners Aggressive Growth Fund

2.   Name of Issuer Amphenol Corp.

3.   Date of Purchase 08/15/03

4.   Underwriter from whom purchased Merrill Lynch

5.   "Affiliated   Underwriter"   managing  or   participating  in  underwriting
     syndicate J.P. Morgan Securities Inc.

6.   Is a list of the underwriting syndicate's members attached? Yes X No ____

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $4,817,400

8.   Aggregate principal amount of offering $500,000,000

9.   Purchase price (net of fees and expenses) $50.00

10.  Date offering commenced 08/15/03

11.  Offering price at close of first day on which any sales were made $50.00

12.  Commission, spread or profit $1.98 / 3.96%

13.  Have the following conditions been satisfied?

     a.   The securities are:                                         Yes     No

          part of an issue registered under the Securities
          Act of 1933 which is being offered to the public;            X     ___

          Eligible Municipal Securities;                              ___    ___

          sold in an Eligible Foreign Offering; or                    ___    ___

          sold in an Eligible Rule 144A offering?                     ___    ___

          (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

     b. (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security
              holders of the issuer); OR                              X     ___

                                                                                       Yes      No
              (2) If the securities to be purchased were offered for
                  subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
                  which the rights offering terminates?                                ___      ___

     c.   The underwriting was a firm commitment underwriting?                          X       ___

     d.   The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see attachment for comparison of spread
          with comparable recent offerings)?                                            X       ___

     e.   The issuer of the securities, except for Eligible Municipal
          Securities, and its predecessors have been in continuous operation for not less
          than three years?                                                             X       ___

     f.   (1)  The amount of the securities, other than those sold in an Eligible
               Rule 144A Offering (see below), purchased by all of the
               investment companies advised by the Adviser did not exceed
               25% of the principal amount of the offering; OR                          X       ___

          (2)  If the  securities  purchased  were sold in an Eligible Rule 144A
               Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

               (i)  The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
                    144A(a)(1), plus                                                   ___      ___

               (ii) The principal amount of the offering of such class in
                    any concurrent public offering?                                    ___      ___

     g.   (1)  No affiliated underwriter of the Fund was a direct or indirect
               participant in or beneficiary of the sale; OR                            X       ___

          (2)  With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise
               allocated to the account of an affiliated underwriter?                  ___      ___

     h.   Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and
          quarterly reports to the Directors?                                           X       ___

Approved:  Christine Rolli



/s/ Christine Rolli                                       Date: October 24, 2003
------------------------------------
    Christine Rolli
    Subadviser

UNDERWRITING

        Subject to the terms and conditions contained in an underwriting agreement, dated August 15, 2003, the underwriters named below, who are represented by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, have severally agreed to purchase from the selling stockholders the number of shares set forth opposite their names below:


Underwriters:                            Number of shares

---------------------------------------  ----------------
Citigroup Global Markets Inc.                   2,020,140
Merrill Lynch, Pierce, Fenner & Smith           2,020,140
Incorporated
Morgan Stanley & Co. Incorporated               2,020,140
Lehman Brothers Inc.                              757,770
UBS Securities LLC                                757,770
Deutsche Bank Securities Inc.                     280,140
J.P. Morgan Securities Inc.                       280,140
Thomas Weisel Partners LLC                        280,140
Cazenove Inc.                                     141,810
Stifel, Nicolaus & Company, Incorporated          141,810

Total                                           8,700,000



        The underwriting agreement provides that the obligations of the underwriters to purchase and accept delivery of the shares included in this offering are subject to approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase and accept delivery of all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        The underwriters propose to initially offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $1.18 per share. The underwriters may allow, and these dealers may re-allow, a concession not in excess of $0.10 per share on sales to some other dealers. After the initial offering of the shares to the public, the representatives of the underwriters may change the public offering price and these concessions. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

        The following table shows the underwriting fees that the selling stockholders will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of Class A common stock.



             Paid by the Selling
                 Stockholders

          No Exercise  Full Exercise

          ------------ -------------
Per share       $ 1.98        $ 1.98
Total     $ 17,226,000  $ 19,800,000

        We will pay the offering expenses, estimated to be $510,000.

        The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to 1,300,000 additional shares at the public offering price less the underwriting fees. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. To the extent that the underwriters